SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2018

ROCKY MOUNTAIN HIGH BRANDS, INC.

(Exact name of the registrant as specified in its charter)

Nevada	000-55609	90-0895673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9101 LBJ Freeway, Suite 200; Dallas, TX	75243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-260-9062

______________________________________________________

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

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SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

New Securities Purchase Agreement With GHS

On June 28, 2018, we executed a new Securities Purchase Agreement (the “SPA”) and Registration Rights Agreement (the “RRA”) with GHS Investments, LLC (“GHS”). Under the SPA, GHS has agreed to purchase up to $15,000,000 worth of our common stock over the next twenty-four (24) months. Sales of common stock to GHS under the SPA shall be initiated from time to time by our issuance of individual Put Notices to GHS. The price of shares put to GHS under each Put Notice shall be eighty-two (82%) percent of the “Market Price,” which is the lowest traded price of our common stock during the ten (10) consecutive trading days preceding the date of the Put Notice. However, in the event that (i) the lowest volume-weighted average price (“VWAP”) of our common stock for any given trading day during the ten (10) trading days following a Put Notice (the “Trading Period”) is less than 82% of the Market Price used to determine the Purchase Price in connection with the Put and (ii) as of the end of such Trading Period, GHS still holds shares issued pursuant to such Put Notice (the “Trading Period Shares”), then we will be required to issue such additional shares of common stock, on the trading day immediately following the Trading Period, as may be necessary to adjust the Purchase Price for that portion of the Put represented by the Trading Period Shares to equal the lowest VWAP during the Trading Period.

The amount and timing of each Put Notice will be subject to certain limitations: (i) a new Put Notice may not be issued until the prior put has closed, (ii) there must be a minimum of eight (8) trading days between each Put Notice, (iii) no Put Notice will be effective to the extent that, following the closing of the put, GHS and its affiliates would own more than 9.99% of our common stock; (iv) the maximum dollar amount of each put will not exceed two times (2x) the average of the daily trading dollar volume for our common stock during the ten (10) trading days preceding the put date; and (v) no put will be made in an amount greater than five hundred thousand dollars ($500,000).

Our ability to use the SPA facility is conditioned upon, among other things, the effectiveness of a registration statement registering the resale by GHS of the shares of common stock issuable under the SPA. Our obligations in this regard are governed by the RRA. The RRA requires us to file a Registration Statement for GHS’s resale of the Registrable Securities with thirty (30) days, and to use our best efforts to secure effectiveness of the Registration Statement with ninety (90) days after filing. Once the Registration Statement is effective, we are required to maintain its effectiveness, by appropriate amendments and/or prospectus supplements, until the earlier to occur of the following: (A) GHS has sold all the Registrable Securities; or (B) GHS has no right to acquire any additional shares of common stock under the SPA.

Exchange of Secured Promissory Notes Owing to GHS

We have four Secured Promissory Notes issued and outstanding to GHS. On June 28, 2018, we issued four Secured Promissory Notes to GHS solely in exchange for their surrender of the preceding promissory notes, as amended. The exchange Notes are dated effective as of June 1, 2018. The Notes bear interest at an annual rate of ten percent (10%), and are secured by all of our assets. As currently issued, the amounts due as of June 19, 2018 and due dates of the Notes are as follows:

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Note	Principal Amount Owing	Accrued Interest Owing	Due Date
First Note (originally issued 10/12/17)	$164,492.14	$1,397.06	October 12, 2018
Second Note (originally issued 11/2/17)	$212,328.77	$2,792.27	November 2, 2018
Third Note (originally issued 1/5/18)	$300,000.00	$13,479.45	October 5, 2018
Fourth Note (originally issued 1/11/18)	$95,830.00	$4,148.26	October 11, 2018
Totals	$776,431.60	$21,817.04

Events of default under the Notes include: (i) failure to pay installments when due, (ii) failure to timely deliver shares of common stock in the event that we have elected such conversion and sent notice of such to GHS, (iii) breach of representations or warranties made in the Notes, (iv) receivership, bankruptcy, or liquidation, (v) our failure to comply with the reporting requirements of the Exchange Act, and (vi) failure to maintain OTC quotation of our common stock.

In the event of our default, the GHS Notes will bear interest at an annual rate of 20% and the balances due under the Notes will be accelerated. Further, a default penalty of 50% will apply to the outstanding balances and GHS may, as a secured creditor, enforce its lien on our assets and liquidate them under Article 9 of the Uniform Commercial Code. The Notes are not currently in default. The Notes are convertible at a price of $0.008 per share. GHS’s ability to convert the Notes is limited such that: (i) no conversion may be effected to the extent that, following such conversion, GHS would own more that 9.99% of our issued and outstanding common stock; and (ii) for so long as we are not in default under any of the Notes, GHS may not convert, in any calendar month, any portion of a Note in excess of $50,000. In addition, for so long as we are not in default under any of the Notes, GHS may not, on any individual trading day, re-sell an amount of shares of common stock received upon conversion of all Notes that is in excess of fifteen percent (15%) of the total trading volume for such trading day.

Note and Exclusive Option Agreement with BFIT Brands, LLC.

On June 29, 2018, we lent the sum of $80,000 to BFIT Brands, LLC (“BFIT”) under a Secured Promissory Note and Exclusive Option Agreement (the “Note”). BFIT markets and distributes FitWhey, a water-based protein drink combined with caffeine and a vitamin B pack. The Note bears interest at a rate of 8% per year and is due in full on or before March 29, 2019. BFIT’s obligations under the Note are secured by a lien on all of BFIT’s inventory and all proceeds thereof. Under the Note, BFIT granted us the exclusive option to purchase all assets of the company at any time during the next three months. In the event that we exercise the option and elect to acquire all of BFIT’s assets, the purchase price will be $230,000, consisting of:

a.	$75,000 in cash, to be paid to BFIT in installments following the effective date of the asset purchase, payable on the 15th day the month following the end of each of our fiscal quarters. Each installment payment shall be equal to five percent (5%) of the net sales revenue generated by the BFIT business during the applicable fiscal quarter;

b.	$75,000-worth of our common stock to be issued on the effective date of the asset purchase. The shares shall be valued using the closing share price for our common stock on the effective date of the asset sale;

c.	Forgiveness of the $80,000 debt owing under the Note.

The foregoing discussion is a summary of the material terms of the agreements described herein. Each of these agreements contains additional terms, covenants and conditions and should be reviewed in its entirety for additional information.

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Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement with GHS Investments, LLC
10.2	Registration Rights Agreement with GHS Investments, LLC
10.3	Secured Promissory Note with GHS Investments, LLC ($164,492.14 – Exchange for Note issued 10/12/17)
10.4	Secured Promissory Note with GHS Investments, LLC ($212,328,77 – Exchange for Note issued 11/2/17)
10.5	Secured Promissory Note with GHS Investments, LLC ($300,000 – Exchange for Note issued 1/5/18)
10.6	Secured Promissory Note with GHS Investments, LLC ($95,830 – Exchange for Note issued 1/11/18)
10.7	Secured Promissory Note and Exclusive Option Agreement with BFIT Brands, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

 ROCKY MOUNTAIN HIGH BRANDS, INC.

Date: July 2, 2018

By: /s/ Michael Welch

Michael R. Welch

President and Chief Executive Officer

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